UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2014

Date of Report (Date of earliest event reported)

INC Research Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600
Raleigh, NC	27604-1547
(Address of principal executive offices)	(Zip Code)

(919) 876-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Credit Facilities

On November 13, 2014, INC Research Holdings, Inc. (the “Company”) and INC Research, LLC (the “Borrower”) entered into a credit agreement and related security and other agreements for $525,000,000 of senior secured facilities (the “Senior Credit Facilities”) consisting of a $425,000,000 term loan facility and a $100,000,000 revolving credit facility with certain lenders and Goldman Sachs Bank USA, as administrative agent and collateral agent.

The credit agreement governing the Senior Credit Facilities also permits the Borrower to increase term loan or revolving commitments under the term loan facility and/or revolving credit facility and/or request the establishment of one or more new term loan facilities and/or revolving facilities in an aggregate amount not to exceed $150,000,000, plus (x) in the case of any incremental facilities that serve to effectively extend the maturity of the term facility and/or revolving facility then in effect, an amount equal to the reductions in such loans or commitments to be replaced thereby plus (y) the amount of any voluntary prepayment of term loans under the term loan facility and/or any permanent reduction of the commitments under the revolving facility then in existence plus (z) an unlimited amount subject to (1) if such indebtedness is secured on a pari passu basis with the Senior Credit Facilities, compliance on a pro forma basis with a secured net leverage ratio of no greater than 3.25 to 1.00, (2) if such indebtedness is secured by a lien that is junior to the lien securing the Senior Credit Facilities, compliance on a pro forma basis with a secured net leverage ratio of no greater than 3.50 to 1.00 and (3) if such indebtedness is unsecured, compliance on a pro forma basis with a total net leverage ratio of no greater than a ratio of 5.00 to 1.00. The availability of such additional capacity is subject to, among other things, receipt of commitments from existing lenders or other financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either: (i) a base rate determined by reference to the highest of: (a) a rate of interest quoted in the print edition of The Wall Street Journal as the prime rate in effect; (b) 1/2 of 1% per annum above the federal funds effective rate; and (c) the LIBOR rate for an interest period of one month plus 1.00%; or (ii) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements, which, in the case of term borrowings only, will be no less than 1.00%. The applicable margin for borrowings is initially 2.75% with respect to base rate borrowings and 3.75% with respect to LIBOR borrowings, subject to a pricing grid.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires the Borrower to pay, subject to certain exceptions, outstanding term loans with:

•      50% (subject to step-downs to 25% and 0% based upon the Borrower’s secured leverage ratio) of annual excess cash flow;

•      100% of the net cash proceeds of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•      100% of the net cash proceeds of the incurrence or issuance of certain debt, other than the net cash proceeds of certain debt permitted under the Senior Credit Facilities.

Voluntary Prepayments. The Senior Credit Facilities includes “call protection” pursuant to which any voluntary prepayment of, or amendment to, the Senior Credit Facilities in connection with a “repricing transaction” (other than in connection with a change of control and other certain events) on or prior to the date that is 6 months after the closing date will be subject to a call premium of 1.00%. Otherwise, the Borrower is permitted to voluntarily prepay any outstanding loans under the Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Senior Credit Facilities require the Borrower to make scheduled quarterly payments of 0.25% of the original principal amount of the Senior Credit Facilities, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by the Company and all of the Company’s direct and indirect domestic subsidiaries, other than certain excluded subsidiaries (the “Guarantors”). All obligations under the Senior Credit Facilities, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of the Borrower and each of the Guarantors, including:

•      a first-priority pledge of all of the capital stock of each subsidiary of the Borrower or any Guarantor (which pledge, in the case of the capital stock of certain foreign subsidiaries or disregarded domestic subsidiaries, is limited to 65% of such capital stock); and

•      a first-priority security interest in substantially all of the Borrower’s and the Guarantors’ tangible and intangible assets.

Certain Other Provisions. The credit agreement governing the Senior Credit Facilities contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of the Borrower and its subsidiaries to:

•      create any liens;

•      make investments and acquisitions;

•      incur or guarantee additional indebtedness;

•      enter into mergers or consolidations and other fundamental changes;

•      conduct sales and other dispositions of property or assets;

•      enter into sale-leaseback transactions;

•      change the status of The Company as a passive holding company;

•      change the applicable fiscal year of the Borrower;

•      prepay subordinated debt;

•      pay dividends or make other payments in respect of capital stock;

•      change the line of business;

•      enter into transactions with affiliates;

•      enter into burdensome agreements with negative pledge clauses and clauses restriction; and

•      subsidiary distributions.

In addition, the revolving facility is subject to a ‘‘springing’’ financial covenant that will require the Borrower to maintain a secured net leverage ratio of 4.0 to 1.0 when the sum of revolving loans, swingline loans and letters of credit (other than certain letters of credit), outstanding as of the last day of any four-fiscal quarter period, is greater than 30% of the revolving commitments. For purposes of determining compliance with the financial covenant (when applicable), a cash equity contribution made to the Borrower can be included in the calculation of EBITDA subject to certain conditions.

In addition to the foregoing negative covenants, the credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and events of default (including upon a change of control).

Amended and Restated Stockholders’ Agreement

In connection with its initial public offering (the “Offering”), INC Research Holdings, Inc. (the “Company”) amended and restated its existing stockholders agreement, dated July 12, 2011 (the “Amended and Restated Stockholders Agreement”) as described in the Company’s prospectus, dated November 6, 2014 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-199178), as amended (the “Registration Statement”).

The Amended and Restated Stockholders Agreement provides that affiliates of each of Avista Capital Partners, L.P. (“Avista”) and affiliates of Teachers Private Capital, the private investment arm of Ontario Teachers’ Pension Plan Board (“Teachers” and together with Avista, the “Sponsors”) have the right to elect (i) two directors to the Company’s board of directors for so long as each owns at least 15% of the Company’s outstanding shares of Class A common stock and Class B common stock; and (ii) one director each for so long as each holds at least 5% of the Company’s outstanding shares of Class A common stock and Class B common stock. The amended and restated Stockholders’ Agreement also provides that for so long as the Sponsors collectively own at least 50% of the Company’s outstanding shares of Class A common stock and Class B common stock their consent will be required for the Company to consummate the following actions: (i) the acquisition or divestiture of assets in which the aggregate consideration is in excess of $75,000,000; (ii) the entrance into certain joint venture, investment or similar arrangements in which the value is or for consideration in excess of $75,000,000; or (iii) the appointment or dismissal of the Chief Executive Officer. If such 50% threshold is satisfied, but either Sponsor owns less than 15% of the outstanding shares of Class A common stock and Class B common stock, such actions will only require the prior written consent of the Sponsor owning 15% or more of our outstanding shares of Class A common stock and Class B common stock. Furthermore, the Sponsors have agreed to vote all outstanding shares of Class A common stock and Class B common stock held by them to ensure the composition of the Company’s Board as set forth above, for so long as each Sponsor owns at least 5% of the Company’s outstanding shares of common stock.

The Amended and Restated Stockholder Agreement provides customary information rights and registration rights.  Pursuant to the Amended and Restated Stockholders Agreement, the Sponsors are required to create a coordination committee made up of one representative from each Sponsor to facilitate sales of the Company’s stock by the Sponsors in the first year following the Offering. Each Sponsor must consult with the coordination committee prior to entering into any definitive sale agreement with respect to any shares of the Company’s stock.  The Amended and Restated Stockholders Agreement includes (i) demand registration rights following the 6-month anniversary of the Offering for Sponsors holding certain qualifying shares of the Company’s stock, or Registrable Securities, (ii) piggy-back registrations rights for Sponsors and employee stockholders holding Registrable Securities, and (iii) shelf demand registration rights following the 12-month anniversary of the Offering for Sponsors holding more than 10% of the then outstanding Registrable Securities. The Sponsors must coordinate in connection with any sale pursuant to a shelf registration, including giving the non-initiating Sponsor two business days to elect to participate on the same terms . Employee stockholders have no piggy-back rights with respect to any sales by either Sponsor pursuant to any shelf registrations.  The Company is responsible for fees and expenses in connection with the Sponsors’ registration rights, other than underwriters’ discounts and brokers’ commissions, if any, relating to any such registration and offering.  In addition, for so long as either Sponsor holds more than 5% of the Company’s common stock, a Sponsor wishing to sell shares of such common stock pursuant to Rule 144 under the Securities Act shall consult with the other Sponsor and afford such Sponsor the opportunity to participate in any such Rule 144 sale on a pro rata basis.

The Amended and Restated Stockholders Agreement also contains restrictions on the ability of the employee stockholders to transfer shares of the Company’s Class A common stock that they own, including provisions that only allow employee stockholders to transfer shares of the Company’s Class A common stock following the Offering in proportion with any transfers by the Sponsor, until such time as the Sponsors have sold at least 50% of the common stock they own immediately prior to the Offering. Subject to certain exceptions, the amended and restated Stockholders Agreement will terminate at such time as there are no remaining Registrable Securities (as defined in the amended and restated Stockholders Agreement).

The terms of the Amended and Restated Stockholders Agreement are substantially the same as disclosed in the Prospectus and the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement and as described therein.

The foregoing description of the Amended and Restated Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under each of Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in and contemplated by the Prospectus, the Amended and Restated Bylaws (the “Bylaws”) of the Company became effective on November 6, 2014, and the Amended and Restated Certificate of Incorporation (the “Charter”) became effective on November 12, 2014. The Charter and the Bylaws are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Charter and Bylaws are substantially the same as the terms set forth in the form previously filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the Registration Statement and as described therein.

Item 8.01 Other Events

On November 13, 2014, the Company announced the closing of its initial public offering of 9,324,324 shares of its common stock (which includes 1,216,216 shares of common stock that were offered and sold pursuant to the full exercise of the underwriters’ option to purchase additional shares) at a price of $18.50 per share.  In connection with the initial public offering, the Company also effected its corporate reorganization as described in the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Amended and Restated Stockholders Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

	By:	/s/ Christopher L. Gaenzle
		Name:	Christopher L. Gaenzle
		Title:	Chief Administrative Officer & General Counsel

Date: November 13, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Amended and Restated Stockholders Agreement.